                                                                    EXHIBIT 99.3

 INOVIO BIOMEDICAL CORPORATION UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     Effective January 25, 2005, Genetronics Biomedical Corporation (the "Company") consummated the acquisition (the "Acquisition") of Inovio AS, a Norwegian company, pursuant to a Stock Purchase Agreement by and among the Company, Inovio AS, and the shareholders of Inovio AS dated as of January 25, 2005 (the "Stock Purchase Agreement"). Under the terms of the Stock Purchase Agreement, the Company acquired the entire share capital of Inovio AS for an aggregate purchase price of $10.0 million; $3.0 million of the purchase price consisted of cash and $7.0 million consisted of shares of the Company's Series D Convertible Preferred Stock, par value $0.001 per share (the "Series D
Preferred Stock"). The Company issued 1,966,292 shares of Series D Preferred Stock in the transaction, based on a price of $3.56 per share, the average closing price of its common stock as reported on the American Stock Exchange during the 30 day trading period immediately preceding the closing. The shares of Series D Preferred Stock issued pursuant to the Stock Purchase Agreement are convertible to shares of the Company's common stock on a one-for-one basis.

     When valuing the Series D Preferred Stock issued as part of the Acquisition for accounting purposes, the Company followed guidance set forth in the Financial Accounting Standards Board's Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations. Under SFAS No. 141, the fair value of securities issued as part of an acquisition should be valued based on the market price of those securities for a reasonable period before and after the date that the terms of the acquisition are agreed to and announced. For purposes of valuing the Series D Preferred Stock issued as part of the Acquisition, the Company used an average fair value of $4.02 per share of Series D Preferred Stock. This average was based on the closing prices of the Company's common stock on each of the three days prior to the Acquisition, the day of Acquisition and the three days following the Acquisition.

     Those shareholders of Inovio AS who received shares of Series D Preferred Stock in the transaction (the "Series D Holders") will also be entitled to additional issuances of Series D Preferred Stock in the event the Company achieves certain strategic and commercial milestones, as set forth in the Stock Purchase Agreement. These milestones are as follows:

     - In the event the Company receives payment commitments of at least $8.0 million, of which at least $1.0 million must be in the form of upfront payments, through the signing of contracts involving Inovio AS's technology through September 30, 2006, the Company must issue an additional $2.0 million of Series D Preferred Stock to the shareholders of Inovio AS ("the Second Payment"). The value of each share of Series D Preferred Stock issued in connection with the Second Payment shall equal the average of the closing price of the Company's common stock as reported on the American Stock Exchange during the 30 day trading period immediately preceding the Second Payment date.

     - In the event the Company receives payment commitments of at least $16.0 million (including the $8.0 million in payment commitments noted above), of which at least $2.0 million (including the $1.0 million in upfront payments noted above) must be in the form of upfront payments, through the signing of contracts involving Inovio AS's technology through September 30, 2006, the Company must issue an additional $1.0 million of Series D Preferred Stock to the shareholders of Inovio AS ("the Third Payment"). The value of each share of Series D Preferred Stock issued in connection with the Third Payment shall equal the average of the closing price of the Company's common stock as reported on the American Stock Exchange during the 30 day trading period immediately preceding the Third Payment date.

     On March 31, 2005, the Company changed its corporate name from "Genetronics Biomedical Corporation" to "Inovio Biomedical Corporation" by filing a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company also amended its Bylaws to reflect the name change. This name change was approved by the Company's stockholders at a special meeting on September 10, 2004, and subsequently approved by the Company's Board of Directors.

     The unaudited pro forma combined financial statements should be read in conjunction with the separate historical audited financial statements and notes thereto of Inovio AS and the Company. Inovio AS's historical audited financial statements as of December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003 are included as an exhibit to this report. The historical audited financial statements for the Company are contained in its Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 15, 2005.

     These pro forma combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The pro forma combined financial statements do not purport to represent what the consolidated results of operations or financial position of the Company would actually have been if the acquisition of Inovio AS had in fact occurred on the dates referred to in note 1 of the financial statements therein, nor do they purport to project the results of operations or financial position of the Company for any future period or as of any date, respectively.

                             INOVIO BIOMEDICAL CORPORATION
                       UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                AS OF DECEMBER 31, 2004
                                     (in thousands)

                                                            INOVIO BIOMEDICAL  INOVIO AS UNDER   PRO FORMA        PRO FORMA
                                                               CORPORATION      U.S. GAAP (A)   ADJUSTMENTS        COMBINED
                                                            -----------------  ---------------  -----------       ---------
                        ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                   $          17,890  $           905   $  (3,300) (B)   $  15,495
Accounts receivable                                                       424               26          --              450
Prepaid expenses and other                                                125              190          --              315
                                                            -----------------  ---------------  -----------       ---------

TOTAL CURRENT ASSETS                                                   18,439            1,121      (3,300)          16,260

Fixed assets, net                                                         155               86          --              241
Patents and other assets, net                                           2,358               19          --            2,377
Goodwill                                                                   --               --       3,022  (B)       3,022
Intangible assets                                                          --               --       4,050  (C)       4,050
                                                            -----------------  ---------------  -----------       ---------
TOTAL ASSETS                                                $          20,952  $         1,226   $   3,772        $  25,950
                                                            =================  ===============  ===========       =========

           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses                       $           4,351  $           104   $      --        $   4,455
Deferred revenue                                                        1,051              133          --            1,184
Other current liabilities                                                  --              178          --              178
                                                            -----------------  ---------------  -----------       ---------
TOTAL CURRENT LIABILITIES                                               5,402              415          --            5,817

Other long-term liabilities                                                --               11          --               11
                                                            -----------------  ---------------  -----------       ---------

TOTAL LIABILITIES                                                       5,402              426          --            5,828
                                                            -----------------  ---------------  -----------       ---------
STOCKHOLDERS' EQUITY:
Preferred stock                                                            --               --           2  (B)           2
Common stock                                                               18               85         (85) (D)          18
Additional paid-in capital                                            103,439            3,989      (3,989) (D)     111,341
                                                                                                     7,902  (B)
Accumulated deficit                                                   (87,907)          (3,274)      3,274  (D)     (91,239)
                                                                                                    (3,332) (C)
                                                            -----------------  ---------------  -----------       ---------
TOTAL STOCKHOLDERS' EQUITY                                             15,550              800       3,772           20,122
                                                            -----------------  ---------------  -----------       ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $          20,952  $         1,226  $    3,772        $  25,950
                                                            =================  ===============  ===========       =========

                         INOVIO BIOMEDICAL CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                     (in thousands, except per share data)


                                                            INOVIO BIOMEDICAL  INOVIO AS UNDER   PRO FORMA        PRO FORMA
                                                               CORPORATION      U.S. GAAP (A)   ADJUSTMENTS        COMBINED
                                                            -----------------  ---------------  -----------       ---------
REVENUE                                                     $          1,167   $           263  $        --       $  1,430
                                                            -----------------  ---------------  -----------       ---------
OPERATING EXPENSES:
Research and development                                               6,549             1,074           --          7,623
General and administrative                                             6,129               218           --          6,347
Amortization of intangible assets                                         --                --          225  (E)       225
                                                            -----------------  ---------------  -----------       ---------
TOTAL OPERATING EXPENSES                                              12,678             1,292          225         14,195
                                                            -----------------  ---------------  -----------       ---------
LOSS FROM OPERATIONS                                                 (11,511)          (1,029)        (225)        (12,765)

OTHER INCOME (EXPENSE):
Interest income, net                                                     248               22            --            270
Other income (expense), net                                               --               --            --             --
                                                            -----------------  ---------------  -----------       ---------
 TOTAL OTHER INCOME (EXPENSE), NET                                       248                22           --            270
                                                            -----------------  ---------------  -----------       ---------
LOSS FROM CONTINUING OPERATIONS                                      (11,263)          (1,007)        (225)        (12,495)

DISCONTINUED OPERATIONS:
Gain on disposal of assets                                               290               --           --             290
Loss from discontinued operations                                         --               --           --              --
                                                            -----------------  ---------------  -----------       ---------
NET LOSS                                                             (10,973)          (1,007)        (225)        (12,205)

Imputed and declared dividends on preferred stock                       (732)              --           --            (732)
                                                            -----------------  ---------------  -----------       ---------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                $        (11,705)  $       (1,007)  $     (225)       $(12,937)
                                                            =================  ===============  ===========       =========
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS -
BASIC AND DILUTED                                           $          (0.66)                                     $  (0.66)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES -
BASIC AND DILUTED                                                     17,624                         1,966   (F)    19,590

                          INOVIO BIOMEDICAL CORPORATION
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

   Effective January 25, 2005, Genetronics Biomedical Corporation (the "Company") consummated the acquisition (the "Acquisition") of Inovio AS, a Norwegian company, pursuant to a Stock Purchase Agreement by and among the Company, Inovio AS, and the shareholders of Inovio dated as of January 25, 2005 (the "Stock Purchase Agreement"). On March 31, 2005, the Company changed its corporate name from "Genetronics Biomedical Corporation" to "Inovio Biomedical Corporation."

   Under the terms of the Stock Purchase Agreement, the Company acquired the entire share capital of Inovio AS for an aggregate purchase price of $10.0 million; $3.0 million of the purchase price consisted of cash and $7.0 million consisted of shares of the Company's Series D Convertible Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock"). The Company issued 1,966,292 shares of Series D Preferred Stock in the transaction, based on a price of $3.56 per share, the average closing price of its common stock as reported on the American Stock Exchange during the 30 day trading period immediately preceding the closing. The shares of Series D Preferred Stock issued pursuant to the Stock Purchase Agreement are convertible to shares of the Company's common stock on a one-for-one basis.

   When valuing the Series D Preferred Stock issued as part of the Acquisition for accounting purposes, the Company followed guidance set forth in the Financial Accounting Standards Board's Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations. Under SFAS No. 141, the fair value of securities issued as part of an acquisition should be valued based on the market price of those securities for a reasonable period before and after the date that the terms of the acquisition are agreed to and announced. For purposes of valuing the Series D Preferred Stock issued as part of the Acquisition, the Company used an average fair value of $4.02 per share of Series D Preferred Stock. This average was based on the closing prices of the Company's common stock on each of the three days prior to the Acquisition, the day of Acquisition and the three days following the Acquisition.

   Those shareholders of Inovio AS who received shares of Series D Preferred Stock in the transaction (the "Series D Holders") will also be entitled to additional issuances of Series D Preferred Stock in the event the Company achieves certain strategic and commercial milestones, as set forth in the Stock Purchase Agreement. These milestones are as follows:

   - In the event the Company receives payment commitments of at least $8.0 million, of which at least $1.0 million must be in the form of upfront payments, through the signing of contracts involving Inovio AS's technology through September 30, 2006, the Company must issue an additional $2.0 million of Series D Preferred Stock to the shareholders of Inovio AS ("the Second Payment"). The value of each share of Series D Preferred Stock issued in connection with the Second Payment shall equal the average of the closing price of the Company's common stock as reported on the American Stock Exchange during the 30 day trading period immediately preceding the Second Payment date.

   - In the event the Company receives payment commitments of at least $16.0 million (including the $8.0 million in payment commitments noted above), of which at least $2.0 million (including the $1.0 million in upfront payments noted above) must be in the form of upfront payments, through the signing of contracts involving Inovio AS's technology through September 30, 2006, the Company must issue an additional $1.0 million of Series D Preferred Stock to the shareholders of Inovio AS ("the Third Payment"). The value of each share of Series D Preferred Stock issued in connection with the Third Payment shall equal the average of the closing price of the Company's common stock as reported on the American Stock Exchange during the 30 day trading period immediately preceding the Third Payment date.

   The unaudited pro forma combined financial statements of the Company have been prepared using the purchase method of accounting. Inovio AS's historical consolidated financial statements are prepared in accordance with Norwegian generally accepted accounting principles, which differ in certain respects from U.S. generally accepted accounting principles. There are no significant differences in net loss or stockholders' equity between Norwegian generally accepted accounting principles and U.S. generally accepted accounting principles when applied to the financial statements of Inovio AS.

   Certain reclassifications were made to Inovio AS's historical financial statements to conform them to the Company's presentation. These reclassifications include the reclassification of Inovio AS's total operating expenses for the year ended December 31, 2004 into the "research and development" and "general and administrative" captions used in the unaudited pro forma combined statement of operations for the year ended December 31, 2004, as well as the reclassification of Inovio AS's deferred revenue balance from "other current liabilities" to "deferred revenue" in the unaudited pro forma combined balance sheet as of December 31, 2004.

     Inovio AS's audited balance sheet as of December 31, 2004, and audited statement of operations for the year ended December 31, 2004, have been adjusted to conform to U.S. generally accepted accounting principles and have been translated to U.S. dollars.

   Norwegian Kroner ("NOK") amounts have been translated into U.S. dollars at the applicable historical rate in effect on the date of the relevant event/period. The inclusion of this information is not meant to suggest that the Norwegian Kroner amounts actually represent such U.S. dollar amounts or that such amounts could have been converted into U.S. dollars at any particular rate, if at all.

     The unaudited pro forma combined balance sheet as of December 31, 2004 illustrates the effect of the acquisition of Inovio AS assuming it was completed on that date, and was derived from the historical balance sheet of Inovio AS as of December 31, 2004, combined with the Company's historical consolidated balance sheet as of December 31, 2004.

     The unaudited pro forma combined statement of operations for the year ended December 31, 2004 illustrates the effect of the acquisition of Inovio AS assuming it had occurred on January 1, 2004, and was derived from the historical audited statement of operations for Inovio AS for the year ended December 31, 2004, combined with the Company's historical audited consolidated statement of operations for the year ended December 31, 2004. These unaudited pro forma combined financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the Acquisition.

2. ASSUMPTIONS FOR PRO FORMA ADJUSTMENTS

   Adjustments made by the Company in connection with the preparation of the unaudited pro forma combined balance sheet as of December 31, 2004 and the unaudited pro forma combined statement of operations for the year ended December 31, 2004 are as follows:

(A) Norwegian Kroner amounts have been translated into U.S. dollars at the applicable historical rate in effect on the date of the relevant event/period. As of December 31, 2004, the exchange rate was 6.05 NOK per U.S. dollar. For the year ended December 31, 2004, the average exchange rate was 6.74 NOK per U.S. dollar.

(B) Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Inovio AS's tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the Acquisition. The estimates below are subject to change and may differ.

      The total estimated consideration is allocated as follows (in thousands):


      Fair value of Series D Preferred Stock issued          $   7,904
      Cash                                                       3,000
      Estimated transaction costs                                  300
                                                             ---------
      Total estimated consideration                          $  11,204
                                                             =========

      The purchase price has been preliminarily allocated as follows based on the amounts of the assets and liabilities to be acquired as of December 31, 2004 (in thousands):

      Fair value of net tangible assets acquired and liabilities assumed:

               Cash and cash equivalents                                                 $ 905
               Accounts receivable                                                          26
               Prepaid and other current assets                                            190
               Fixed assets, net                                                            86
               Patents and other assets, net                                                19
               Accounts payable and accrued expenses                                      (104)
               Deferred revenue                                                           (133)

               Other current liabilities                                                  (178)
               Other long-term liabilities                                                 (11)
                                                                                       -------
                                                                                                   $ 800

      Fair value of identifiable intangible assets acquired:

                In-process research and development                                      3,332
                Contracts                                                                4,050
                                                                                        ------
                                                                                                   7,382
                Goodwill                                                                           3,022
                                                                                                  ------
                Total estimated purchase price allocation                                        $11,204
                                                                                                  ======

(C) Of the total purchase price, a preliminary estimate of approximately $7.4 million has been allocated to intangible assets acquired. Included in this estimate is approximately $3.3 million that relates to in-process research and development. Upon closing of the Acquisition, the portion of the purchase price that was allocated to in-process research and development was required to be written off. However, material non-recurring charges that result directly from the Acquisition and will be recognized in the Company's statement of operations within the next 12 months following the Acquisition were not included in the unaudited pro forma combined statement of operations. Accordingly, the in-process research and development charge of $3.3 million was not reflected in the unaudited pro forma combined statement of operations. For pro forma presentation purposes, the amount allocated to in-process research and development has been eliminated from intangible assets and offset against accumulated deficit. No tax effect considerations have been reflected due to the uncertainty concerning the realizability of the net deferred tax assets resulting from the Acquisition.

      Adjustments to intangible assets are as follows (in thousands):


                      In-process research and development     $ 3,332
                      Contracts                                 4,050
                                                              -------
                      Value assigned to intangible assets       7,382
                      Less:  In-process research and
                      development write-off                    (3,332)
                                                              -------
                      Net adjustment to intangible assets     $ 4,050
                                                              =======

(D) Represents adjustments to reflect the elimination of the components of historical stockholders' equity of Inovio AS.

(E) Represents the amortization expense related to the identifiable intangible assets acquired as part of the purchase of Inovio AS, which will be amortized over a period of 18 years, which would have been recognized had the Acquisition occurred on January 1, 2004.

(F) The pro forma basic and diluted weighted average number of common shares is calculated by adding the Company's weighted average common shares outstanding and the 1,966,292 shares of Series D Preferred Stock issued in conjunction with the Acquisition. The shares of Series D Preferred Stock are convertible to shares of the Company's common stock on a one-for-one basis.